UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2018

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Craig Collard as Director
Effective as of October 29, 2018 (the “Appointment Date”), Opiant Pharmaceuticals, Inc. (the “Company”), acting pursuant to unanimous approval of the Company’s Board of Directors (the “Board”), appointed Craig Collard to the Board and entered into a Director Agreement (the “Agreement”) with Mr. Collard. Mr. Collard will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2021. Mr. Collard will serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board. In addition, the Board determined that Mr. Collard qualifies as independent under the rules of the Nasdaq Stock Market (“Nasdaq”).
Craig A. Collard, age 52, has served as the Chief Executive Officer of Veloxis Pharmaceutics, Inc., or Veloxis, since December 2015. Prior to joining Veloxis, he served as the Chief Executive Officer and the chairman of the Board of Directors Cornerstone Therapeutics, Inc., or Cornerstone, until February 2014, when Cornerstone was purchased by Chiesi Pharmaceuticals, Inc. Mr. Collard also served as Cornerstone’s Interim Chief Financial Officer from July 2010 through January 2011 and its President from October 2008 to September 2011. In March 2004, Mr. Collard founded Cornerstone BioPharma Holdings, Ltd. (the assets and operations of which were restructured as Cornerstone BioPharma in May 2005), and served as its President and Chief Executive Officer and a director from March 2004 to October 2008. Before founding Cornerstone BioPharma, Mr. Collard’s principal occupation was serving as President and Chief Executive Officer of Carolina Pharmaceuticals, Inc., a specialty pharmaceutical company he founded in May 2003. From August 2002 to February 2003, Mr. Collard served as Vice President of Sales for Verum Pharmaceuticals, Inc., a specialty pharmaceutical company in Research Triangle Park, North Carolina. From 1998 to 2002, Mr. Collard worked as Director of National Accounts at DJ Pharma, Inc., a specialty pharmaceutical company which was eventually purchased by Biovail Pharmaceuticals, Inc., or Biovail. His pharmaceutical career began in 1992 as a field sales representative at Dura Pharmaceuticals, Inc., or Dura. He was later promoted to several other sales and marketing positions within Dura. Mr. Collard is a member of the Board of Directors of Biomark Pharmaceuticals, Inc., a biopharmaceutical company in Durham, North Carolina, Hilltop Home Foundation, a Raleigh, North Carolina, non-profit corporation, as well as the Triangle Chapter of the Cystic Fibrosis Foundation. Mr. Collard holds a B.S. in Engineering from the Southern College of Technology (now Southern Polytechnic State University) in Marietta, Georgia. As a former sales representative and/or executive at several other specialty pharmaceutical companies, Mr. Collard brings to our Board of Directors a depth of sales and executive experience both in the specialty pharmaceutical industry in general and at our company in particular.

Pursuant to the Agreement, Mr. Collard will receive $65,000 per annum, payable in installments after the end of each calendar quarter in which he serves as director, and pro-rated as applicable. In connection with his service on the Audit Committee, Mr. Collard will receive an additional $8,000 per annum, payable in installments after the end of each calendar quarter in which he serves on the Audit Committee and pro-rated as applicable. In connection with his service on the Nominating and Corporate Governance Committee, Mr. Collard will receive an additional $4,000 per annum, payable in installments after the end of each calendar quarter in which he serves on the Nominating and Corporate Governance Committee and pro-rated as applicable. The Board may elect to pay Mr. Collar additional cash compensation at its sole discretion. Additionally, pursuant to the Agreement, on October 29, 2018 the Board granted Mr. Collard options to purchase 5,000 shares of the Company’s common stock, par value 0.001 per share, under the Company’s 2017 Long-Term Incentive Plan, until the October 29, 2028 option termination date at an exercise price of $17.61 per share. A third of the Options shall vest on each of the first, second and third anniversary of the Appointment Date. The Board may elect to grant Mr. Collard additional option consideration in its sole discretion. The term of the Agreement commenced on the Appointment Date and shall terminate upon Mr. Collard ceasing to be a member of the Board. The Agreement may be terminated by the Company for “Cause” (as defined in the Agreement) at any time upon written notice to Mr. Collard.

There are no family relationships between Mr. Collard and any director or executive officer of the Company, and Mr. Collard was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Collard has also not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.    Other Events

On September 14, 2018, Adapt Pharma Inc., Adapt Pharma Operations Limited and Adapt Pharma Ltd. (collectively, “Adapt”) and the Company received notice from Perrigo UK FINCO Limited Partnership (“Perrigo”), that Perrigo had filed an Abbreviated New Drug Application (“ANDA”), with the United States Food and Drug Administration (the “FDA”), seeking regulatory approval to market a generic version of NARCAN® (naloxone hydrochloride) Nasal Spray 4mg/spray before the expiration of U.S. Patent Nos. 9,211,253 (the “‘253 Patent”), 9,468,747 (the “‘747 Patent”), 9,561,177 (the “‘177 Patent”), 9,629,965 (the “‘965 Patent”) and 9,775,838 (the “‘838 Patent”) (collectively, the “Patents-In-Suit”). Perrigo's notice letter asserts that its generic product will not infringe any valid and enforceable claim of the Patents-In-Suit.

On October 25, 2018, Emergent BioSolutions' Adapt subsidiaries and the Company (collectively, the “Plaintiffs”) filed a complaint for patent infringement against Perrigo in the United States District Court for the District of New Jersey arising from Perrigo’s ANDA filing with the FDA. As a result of timely filing the lawsuit in accordance with the Hatch-Waxman Act, a 30-month stay of approval will be imposed by the FDA on Perrigo’s ANDA, which is expected to remain in effect until March 2021 absent an earlier judgment, unfavorable to the Plaintiffs, by the Court. The Plaintiffs seek, among other relief, an order that the effective date of FDA approval of the ANDA be a date no earlier than the expiration of each of the Patents-In-Suit, as well as equitable relief enjoining Perrigo from infringing these patents, and monetary relief as a result of any such infringement. Emergent continues to vigorously enforce the intellectual property portfolio related to NARCAN® Nasal Spray.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Director Agreement, effective October 29, 2018, by and between Opiant Pharmaceuticals, Inc. and Craig A. Collard.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: October 29, 2018        By:        /s/ David D. O’Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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